UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: April 15, 2005
(Date of earliest event reported)

ORTHOLOGIC CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(602) 286-5520

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     On April 15, 2005, in connection with his position as a director and executive officer of OrthoLogic Corp. (the “Company”), Dr. James M. Pusey executed an indemnification agreement with the Company. The indemnification agreements executed by the Company’s directors and executive officers, which differ only in party names and dates, provide for indemnification by the Company for certain Company-related claims against the directors or officers to the fullest extent permitted by law, as well as the advancement of expenses relating to such claims. The form of indemnification agreement is filed as Exhibit 10.16 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (No. 033-47569) filed with the Securities and Exchange Commission on January 25, 1993.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) On April 15, 2005, Thomas R. Trotter provided the Company with a notice of resignation from the Company’s Board of Directors (the “Board”), effective as of such date. Mr. Trotter was a Class I Director of the Company and his term was to expire at the 2007 Annual Meeting.

     (d) On April 15, 2005, the Board appointed Dr. James M. Pusey as a Class I Director of the Company to fill the vacancy created by Mr. Trotter’s resignation. As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2005 (the “March 4 8-K”), on March 3, 2005, the Company entered into an employment agreement with Dr. Pusey to serve as the Company’s President and Chief Executive Officer, which employment commenced on March 15, 2005. Under the employment agreement, the Company has agreed to nominate Dr. Pusey for election, and re-election, as a director on the Board at each annual meeting of the stockholders beginning in 2006. The material terms of the Company’s employment agreement with Dr. Pusey are described in Item 1.01 of the March 4 8-K and are incorporated herein by reference. The Board has not yet determined if, and to what extent, Dr. Pusey will serve on any committees of the Board.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

     On April 15, 2005, the Company issued a press release announcing the resignation of Mr. Trotter from the Company’s Board, the appointment of Dr. Pusey to fill the Class I Director vacancy left by Mr. Trotter’s resignation and the results of the proposals presented to the Company’s stockholders at the 2005 Annual Meeting. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Section 8 – Other Events

Item 8.01 Other Events.

     On April 15, 2005, at the 2005 Annual Meeting of Stockholders, the stockholders of the Company approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press release dated April 15, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2005	ORTHOLOGIC CORP.
/s/ Sherry A. Sturman
Sherry A. Sturman
Chief Financial Officer